Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-224090, 333-217046, 333-210761, 333-202730, 333-194568, 333-192224, 333-187310, 333-179987, 333-165276, 333-159075, 333-145764, 333-138461, 333-109709, 333-97521, 333-63798, 333-35114, 333-62619, and 333-14057) and on Form S-3 (No. 333-125640) of BroadVision, Inc. of our report dated April 1,  2019  relating to the consolidated financial statements and financial statement Schedule II, which appears in this Annual Report on Form 10-K.

/s/ OUM & Co. LLP

San Francisco, California

April 1,  2019